Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

John Hourigan	Gregg Swearingen
NCR Corporation	NCR Corporation
(937) 445-2078	(937) 445-4700
john.hourigan@ncr.com	gregg.swearingen@ncr.com

For Release on January 17, 2006

NCR Fourth-Quarter Earnings to Exceed Expectations

•	Revenue roughly in line, despite the negative impact from currency fluctuations

•	Higher profitability led by improved revenue mix and more efficient operations

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today announced that it anticipates fourth-quarter earnings to be $0.67 or more per share. NCR’s previous earnings expectation for the fourth quarter of 2005 was $0.52 to $0.57 per share.

NCR expects to report fourth-quarter revenue of approximately $1.71 billion, a decrease of roughly 4 percent from the fourth quarter of 2004. The year-over-year revenue comparison includes the negative impact of 3 percentage points from foreign currency fluctuations. On a constant currency basis, total company revenue decreased approximately 1 percentage point from the fourth quarter of 2004.

Revenue and profitability in the company’s Teradata Data Warehousing business was stronger than anticipated. Despite the negative effect of currency fluctuations, Teradata Data Warehousing and Financial Self Service revenues were only slightly lower than the record fourth-quarter revenue each generated in 2004. Customer Services profitability saw a meaningful improvement from the fourth quarter of 2004 as the company’s multiyear profit improvement actions continue to yield positive results. Profitability for Financial Self Service and Retail Store Automation was roughly in line with expectations.

Continued execution of the company’s multiyear profit improvement plan positions NCR to achieve the 2007 earnings target it provided in December 2004, a year ahead of plan. NCR is

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now expecting 2006 earnings per share of $1.85 to $1.90, which includes approximately 10 cents of incremental stock-based compensation expense. Excluding the incremental stock-based compensation expense, 2006 earnings per share is expected to be in the $1.95 to $2.00 range.(1) NCR’s 2006 earnings expansion should be more prevalent later in the year as NCR makes incremental investments for future growth and expects a softer ATM market earlier in the year.

NCR will provide more detailed information regarding its fourth-quarter results when it reports earnings on Jan. 26, 2006. The company will discuss its fourth-quarter results and its outlook for 2006 during a conference call scheduled for 10:00 a.m. (ET) that day. Live access to the conference call, as well as a replay of the conference call, will be available on NCR’s Web site at http://investor.ncr.com/.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s Teradata® data warehouses and ATMs, retail systems and IT services provide Relationship Technology™ solutions that maximize the value of customer interactions and help organizations create a stronger competitive position. NCR (www.ncr.com) is based in Dayton, Ohio.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

(1)	NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, the company believes that providing a 2006 earnings-per-share expectation excluding incremental stock-based compensation expense is useful for investors because it provides consistency and comparability with past reports of financial results. This non-GAAP measure should not be considered as a substitute for or superior to earnings per share determined in accordance with GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

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In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; changes in generally accepted accounting principles and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.